UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities.
In connection with its review of strategic alternatives, as well as the decision by sanofi-aventis to discontinue development of UVIDEM, IDM Pharma, Inc.’s (the “Company”) investigational therapy for the treatment of melanoma, the Company has determined that it will close its operations in Paris, France in the first half of 2008, and implement workforce reductions in the U.S.
The Company is currently working with its counsel to determine the most efficient way to complete the closure of its Paris operations and the related workforce reduction, and is in discussions with the French labor authorities and the employee council of its subsidiary, IDM Pharma SA, to conclude operations. The Company is also currently in negotiations with its landlord and various suppliers to terminate agreements related to the facility and operations in Paris and is negotiating an arrangement with sanofi-aventis related to the termination of its participation in the UVIDEM development program. These factors make it difficult for the Company to make a final determination of the financial statement and cash impact the closure of the Paris operations will have at this time.
In the U.S., the Company has dismissed approximately 45 percent of its Irvine, California based workforce in connection with its restructuring activities.
The Company continues to review all aspects of its restructuring and has determined it will take charges related to severance for terminated employees, retention incentives for key employees, facility closures and impairment of real and intellectual property assets, among other items. The Company will report on these amounts, including those related to the closing of its Paris operations, when it is able to estimate such amounts in accordance with the requirements of U.S. generally accepted accounting principles (“GAAP”).
The foregoing includes forward-looking statements that reflect management’s current views of future events including statements regarding the Company’s restructuring plans and related negotiations. Actual results may differ materially from the forward-looking statements due to a number of important factors, including, but not limited to, the outcome of the discussions between the Company and the French labor authorities regarding final employee severance amounts and the negotiations between the Company and its landlord and various suppliers with regard to the Company’s French operations and the effect of these discussions and negotiations on the timing and cost of completing the closure of such operations. These factors and others affecting the Company’s business are more fully discussed in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2007 and other periodic reports filed with the SEC. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: January 30, 2008	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President and Chief Financial Officer